Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-239357) on Form S-3 and related Prospectus of Cue Biopharma, Inc. of our report dated March 11, 2020 relating to the consolidated financial statements of Cue Biopharma, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of Cue Biopharma, Inc. for the year ended December 31, 2019.

/s/ RSM US LLP

Boston, Massachusetts

March 9, 2021